EXHIBIT 99.1



         FOR IMMEDIATE
         RELEASE



         Contact:  David Lilly / Ruth Pachman        William Gray
                   Kekst and Company                 Carver Bancorp, Inc.
                   (212) 521-4800                    (212) 876-4747, ext. 174


                          CARVER BANCORP, INC. APPROVES

                      OPEN MARKET SHARE REPURCHASE PROGRAM

NEW YORK, NEW YORK, AUGUST 6, 2002 - Carver Bancorp, Inc. (the "Company" or "Carver") (AMEX: CNY), the holding company for Carver Federal Savings Bank (the "Bank"), announced that the Company has approved a stock repurchase program of its common stock, $0.01 par value per share, which it may implement from time to time.

The Company is authorized to repurchase up to 10% of the outstanding shares of its common stock or approximately 231,635 of its outstanding shares. This repurchase program is being instituted primarily because the Company desires to provide a mechanism to fund its obligations under its various benefit and compensation plans but may be used for any other purpose the Board of Directors of the Company deems advisable in compliance with applicable law. In addition, the beneficial impact on return on equity of this repurchase program and the relatively low price-to-book value ratio of its common stock make repurchase of the Company's common stock a desirable investment.

The Company intends to conduct its repurchases from stockholders through registered broker-dealers in open market transactions. The Company intends to hold the shares repurchased as treasury shares.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WHICH MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "PLANNED," "ESTIMATED," AND "POTENTIAL." EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, ESTIMATES WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY AND THE BANK THAT ARE SUBJECT TO VARIOUS FACTORS WHICH COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE ESTIMATES. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE COMPANY'S SUCCESS IN IMPLEMENTING ITS INITIATIVES, INCLUDING EXPANDING ITS PRODUCT LINE, ACHIEVING GREATER OPERATING EFFICIENCIES AND ITS NEW BRANCH OPENING, CHANGES IN GENERAL, ECONOMIC AND MARKET, LEGISLATIVE AND REGULATORY CONDITIONS AND THE DEVELOPMENT OF AN ADVERSE INTEREST RATE ENVIRONMENT THAT ADVERSELY EFFECTS THE INTEREST RATE SPREAD OR OTHER INCOME ANTICIPATED FROM THE COMPANY'S OPERATIONS AND INVESTMENTS. THE COMPANY AND THE BANK ASSUME NO OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT THE ACTUAL RESULTS, CHANGES IN ASSUMPTIONS OR CHANGES IN OTHER FACTORS AFFECTING SUCH FORWARD-LOOKING STATEMENTS.

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